UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Drive West, Suite 300	07724
(Address of principal executive offices)	(Zip Code)

732-389-8950

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Wayside Technology Group, Inc. (the “Company”) has engaged in stock repurchases of its common stock (the “Common Stock”) from time to time.  A total of 2,868,370 shares of Common Stock have been repurchased as of February 28, 2017, leaving a balance of 642,643 shares of Common Stock that the Company currently is authorized to buy back in the future. The pre-existing repurchase program is expected to remain in effect for 2017. As of February 28, 2017, the Company held 696,915 shares of our Common Stock in treasury at an average cost of $16.58 per share.  Repurchased shares in treasury are held for general corporate purposes, including issuances under various stock plans.

On February 2, 2017, the Board of Directors of the Company approved, and on March 1, 2017, the Company entered into, a written purchase plan intended to comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Plan”).  Purchases involving shares of the Company’s Common Stock under the Plan may take place commencing March 1, 2017, and the Plan is intended to be in effect until September 30, 2017. Pursuant to the Plan, the Company’s broker shall effect purchases of up to an aggregate of 600,000 shares of Common Stock.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYSIDE TECHNOLOGY GROUP, INC.

Date: March 6, 2017	By:	/s/ Simon F. Nynens
	Name:	Simon F. Nynens
	Title:	Chairman of The Board, President and Chief Executive Officer

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